UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 2, 2004 (March 1, 2004)

Date of Report (Date of earliest event reported)

EAST WEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Huntington Drive, San Marino, California 91108

(Address of principal executive offices)

(626) 799-5700

(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events.

On March 2, 2004, East West Bancorp, Inc. (the “Company”) issued a press release, attached hereto as Exhibit 99.1, relating to a private placement that involved the sale of 608,566 shares of its common stock to two institutional investors (the “Investors”) at a purchase price of approximately $49.30 per share, resulting in aggregate proceeds to the Company of approximately $30 million.  The private placement was completed pursuant to a Securities Purchase Agreement by and between the Company and the Investors, dated March 1, 2004, attached hereto as Exhibit 99.2. The Company also granted the Investors a right to purchase up to an additional 202,856 (in aggregate) shares of its common stock at approximately $49.30 per share, pursuant to two Additional Investment Rights, attached hereto as Exhibits 4.1 and 4.2. In addition, the Company granted the Investors certain registration rights with respect to the shares and the rights pursuant to a Registration Rights Agreement dated March 1, 2004, attached hereto as Exhibit 4.3.  Neither the shares of common stock sold to the investors, the investors’ additional investment rights, nor the additional shares covered by the investors’ additional investment rights, have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.  All exhibits attached hereto are incorporated herein by reference.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits

4.1                                                                                 Additional Investment Rights held by Mainfield Enterprises, Inc. dated March 1, 2004

4.2                                                                                 Additional Investment Rights held by Perseverance, LLC dated March 1, 2004

4.3                                                                                 Registration Rights Agreement dated March 1, 2004

99.1                                                                           Press Release dated March 2, 2004

99.2                                                                           Securities Purchase Agreement dated March 1, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2004	EAST WEST BANCORP, INC.
(Registrant)

	By:	/s/ Julia Gouw
JULIA GOUW
Executive Vice President and
Chief Financial Officer